Exhibit 25

Securities Act of 1933 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Gene E. Ploeger

U.S. Bank National Association

1555 North RiverCenter Drive, Suite 203

Milwaukee, WI 53212

(414) 905-5008

(Name, address and telephone number of agent for service)

Snap-on Incorporated

(Exact name of obligor as specified in its charter)

Delaware	39-0622040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin	53143
(Address of Principal Executive Offices)	(Zip Code)

Indenture Debt Securities Dated as of January 8, 2007

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2015, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217, filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on Form S-3, Number 333-201945, filed on February 6, 2015.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, State of Wisconsin, on the 9th day of December, 2015.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gene E. Ploeger
Gene E. Ploeger
Vice President

Exhibit 2

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,

July 3, 2015, I have hereunto subscribed my

name and caused my seal of office to be

affixed to these presents at the U.S.

Department of the Treasury, in the City of

Washington, District of Columbia.

SEAL
Comptroller

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 9, 2015

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gene E. Ploeger
Gene E. Ploeger
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2015

($000’s)

9/30/2015
Assets
Cash and Balances Due From Depository Institutions	$10,415,443
Securities	104,656,800
Federal Funds	100,570
Loans & Lease Financing Receivables	254,216,913
Fixed Assets	4,639,396
Intangible Assets	12,997,753
Other Assets	23,862,998

Total Assets	$410,889,873

Liabilities
Deposits	$305,185,303
Fed Funds	1,491,858
Treasury Demand Notes	0
Trading Liabilities	1,227,900
Other Borrowed Money	45,698,345
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	11,782,630

Total Liabilities	$368,536,036

Equity
Common and Preferred Stock	$18,200
Surplus	14,266,400
Undivided Profits	27,210,891
Minority Interest in Subsidiaries	858,346

Total Equity Capital	$42,353,837

Total Liabilities and Equity Capital	$410,889,873

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Gene E. Ploeger
Gene E. Ploeger
Vice President

Date:	December 9, 2015